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                   ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

     1.5  SECOND AMENDMENT TO NOTE PURCHASE (5/28/96) DATED MARCH 27, 1997
                         BETWEEN THE COMPANY AND RIMCO


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                  SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT
                            AND AMENDMENT OF NOTES

     The Second Amendment to Note Purchase Agreement and Amendment of Notes (this "Second Amendment") dated as of March 27, 1997 is between UNIVERSAL SEISMIC ASSOCIATES, INC., a Delaware corporation (the "COMPANY"), and RIMCO PARTNERS, L.P., a Delaware limited partnership, RIMCO PARTNERS, L.P. II, a Delaware limited partnership, and RIMCO PARTNERS, L.P. IV, a Delaware limited partnership (collectively, the "NOTEHOLDERS").

                            PRELIMINARY STATEMENTS

     A. The Company and the Noteholders have heretofore entered into that certain Note Purchase Agreement, dated May 28, 1996 as amended by that certain First Amendment dated December 20, 1996 (as so amended the "NOTE AGREEMENT").

     B. The Company and the Noteholders now desire to further amend the Note Agreement with respect to the matters set forth herein and to amend the Notes issued pursuant to the terms thereof.

     C. Capitalized terms used herein shall have the respective meanings described thereto in the Note Agreement unless herein defined or the context shall otherwise require.

                                  AGREEMENTS

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders agree as follows:

SECTION 1.   AMENDMENTS TO NOTE AGREEMENT.

        1.1 Section 5.16 of the Note Agreement is amended in its entirety to read as follows:

             "SECTION 5.16. CAPITALIZATION. The authorized capital stock of the Company consists solely of 20,000,000 shares of $.0001 par common stock, of which 5,234,109 shares are issued and outstanding."

        1.2 The following defined terms in Annex A of the Note Agreement are amended in their entirety to read as follows:

             "EXISTING NOTE AGREEMENTS" means that certain Note Purchase Agreement, date January 19, 1996, among the Company, the Noteholders and RIMCO Partners, L.P. III, as amended or modified from time to time and that certain Note Purchase Agreement, dated


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     May 28, 1996, among the Company and the Noteholders, as amended or modified from time to time.

            "EXISTING SENIOR NOTES" means the 10% Senior Secured General Obligation Notes, in the maximum aggregate principal amount of $10,000,000 issued by the Company under the Existing Note Agreements.

            "SUBSIDIARY NOTE AGREEMENT" means that certain Amended and Restated Note Purchase Agreement, dated March 27, 1997, among UNEXCO and the Noteholders and RIMCO Partners, L.P. III, as amended or modified from time to time.

            "SUBSIDIARY NOTES" means the Amended and Restated 12% Senior Secured General Obligation Notes, in the maximum aggregate principal amount of $5,500,000 issued by UNEXCO under the Subsidiary Note Agreement.

SECTION 2.  AMENDMENTS TO NOTES.

        2.1 The second paragraph of that certain 10% Senior Secured General Obligation Note (No. SN-5), dated May 28, 1996, in the principal amount of $4,095,000 issued by the Company in favor of RIMCO Partners, L.P. is hereby amended in its entirety to read as follows:

            "This Note is due and payable as follows:

            (a) commencing on July 1, 1996, on the first day of each month through and including June 1, 1997, a payment equal to all accrued but unpaid interest thereon;

            (b) commencing on July 1, 1997, on the first day of each month through and including November 1, 1999, a payment equal to $87,006.55;

            (c) On December 1, 1999, the unpaid principal balance hereof, together with all accrued but unpaid interest hereon, shall be fully and finally due and payable.

        2.2 The second paragraph of that certain 10% Senior Secured General Obligation Note (No. SN-6), dated May 28, 1996, in the principal amount of $741,000 issued by the Company in favor of RIMCO Partners, L.P. II is hereby amended in its entirety to read as follows:

            "This Note is due and payable as follows:

            (a) commencing on July 1, 1996, on the first day of each month through and including June 1, 1997, a payment equal to all accrued but unpaid interest thereon;



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          (b)  commencing on July 1, 1997, on the first day of each month through and including November 1, 1999, a payment equal to $15,744.06;

          (c) On December 1, 1999, the unpaid principal balance hereof, together with all accrued but unpaid interest hereon, shall be fully and finally due and payable.

     2.3 The second paragraph of that certain 10% Senior Secured General Obligation Note (No. SN-7), dated May 28, 1996, in the principal amount of $1,664,000 issued by the Company in favor of RIMCO Partners, L.P. IV is hereby amended in its entirety to read as follows:

          "The Note is due and payable as follows:

          (a) commencing on July 1, 1996, on the first day of each month through and including June 1, 1997, a payment equal to all accrued but unpaid interest thereon;

          (b) commencing on July 1, 1997, on the first day of each month through and including November 1, 1999, a payment equal to $35,355.08;

          (c) On December 1, 1999, the unpaid principal balance hereof, together with all accrued but unpaid interest hereon, shall be fully and finally due and payable.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     3.1  The Company represents and warrants to the Noteholders that:

          (a) this Second Amendment has been duly authorized, executed and delivered by it and this Second Amendment constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

          (b) The Note Agreement and the Notes, as amended by this Second Amendment, constitute the legal, valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

          (c) the execution, delivery and performance by the Company of this Second Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and
     (iii) will not (A) violate (1) any provisions of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any


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     rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument;

          (d) as of the date hereof and after giving effect to this Second Amendment, no Default or Event of Default has occurred which is continuing; and

          (e) all representations and warranties contained in Article V of the Note Agreement and in the other Transaction Documents are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof.

SECTION 4.  CONDITIONS TO EFFECTIVENESS OF THIS SECOND AMENDMENT.

     4.1 This Second Amendment shall not become effective until, and shall become effective when, each of the following conditions shall have been satisfied:

          (a) executed counterparts of this Second Amendment, duly executed by the Company and the Noteholders, shall have been delivered to the Noteholders;

          (b) the Noteholders shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Second Amendment, certified by its Secretary or an Assistant Secretary;

          (c)  the representations and warranties of the Company set forth in
     SECTION 2 hereof are true and correct on and as of the date hereof; and

          (d) the Noteholders shall have received the favorable opinion of counsel to the Company as to the matters set forth in SECTION 3.1(a), 3.1(b) and 3.1(c) hereof, which opinion shall be in form and substance satisfactory to the Noteholders.

SECTION 5.  PAYMENT OF NOTEHOLDERS' COUNSEL FEES AND EXPENSES.

     5.1 The Company agrees to pay upon demand, the reasonable fees and expenses of Andrews & Kurth L.L.P., counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Second Amendment.

SECTION 6.  MISCELLANEOUS.

     6.1 This Second Amendment shall be construed in connection with and as part of the Note Agreement, and except as expressly amended by this Second Amendment, all terms,


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conditions, and covenants contained in the Note Agreement, the Notes and the other Transaction Documents are herby ratified and shall be and remain in full force and effect.

     6.2 Any and all notices, request, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Note Agreement and the Notes without making specific reference to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.

     6.3 The descriptive headings of the various Sections or parts of this Second Amendment are for convenience only shall not affect the meaning or construction of any of the provisions hereof.

     6.4 This Second Amendment shall be governed by and construed in accordance with New York law.

                                            UNIVERSAL SEISMIC ASSOCIATES, INC.

                                                /s/ MICHAEL J. PAWELEK
                                            By:--------------------------------
                                            Name:   Michael J. Pawelek
                                            Title:  President


                                            RIMCO PARTNERS, L.P.,
                                            RIMCO PARTNERS, L.P. II, AND
                                            RIMCO PARTNERS, L.P. IV

                                                /s/ GARY MILAVEC
                                            By:________________________________
                                            Name:   Gary Milavec
                                            Title:  Vice President


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